UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2007

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2007, the Compensation Committee of the Company's Board of Directors established the performance measures for the Company's 2007 annual cash incentive and bonus compensation and the 2007 annual long-term equity incentive awards for the executive officers of the Company. The performance goals, which apply to the Company's executive officers, are not set forth in a written agreement.

The performance goals were developed by the Compensation Committee with the assistance of a nationally recognized consulting firm who, among other things, benchmarked compensation practices of companies in the Company's peer group and advised the Compensation Committee on appropriate compensation guidelines.

The amount of the annual cash incentive and bonus compensation that an executive officer may receive is based 75% upon the amount of the Company's funds from operations (FFO) per share compared to "threshold," "target" and "high" FFO goals set by the Compensation Committee and 25% based on individual bonus payment objectives established by the Compensation Committee for each executive officer. The Compensation Committee determined the FFO goals for different levels of cash incentive compensation after an analysis of the Company's internally prepared estimate of FFO for 2007 and the estimates of 2007 FFO prepared by independent securities analysts who follow the Company.

The cash incentive and bonus compensation that the Company's named executive officers are eligible to receive are as follows:

Name	2007 Cash Incentive Compensation Estimated Future Payouts
	Threshold	Target	Maximum
David H. Hoster President and Chief Executive Officer	$190,000	$380,000	$570,000
N. Keith McKey Executive Vice President and Chief Financial Officer	$114,375	$228,750	$343,125
John F. Coleman Senior Vice President	$71,250	$142,500	$213,750
William D. Petsas Senior Vice President	$71,250	$142,500	$213,750
Brent W. Wood Senior Vice President	$61,250	$122,500	$183,750

The actual amount of the annual cash bonuses is subject to change, or elimination entirely, in the Compensation Committee's discretion.

The annual long-term equity incentive awards are contingent on the Company meeting annual performance goals set by the Compensation Committee. The performance goals are based upon the Company's (i) adjusted FFO growth as compared to the average adjusted FFO growth of peer companies (50% of the award), (ii) same store growth as compared to peer companies (25% of the award), and (iii) absolute adjusted FFO growth (25% of the award).

Annual long-term equity incentive awards will be paid in restricted stock that will vest over a five-year period. All awards of restricted stock will be awarded out of and in accordance with the Company's 2004 Equity Incentive Plan, as amended. The restricted stock awards will be based on a specified dollar amount divided by the fair market value of the Company's Common Stock on January 3, 2007. The annual long-term equity incentive awards that the Company's named executive officers are eligible to receive for 2007 are as follows:

Name	2007 Annual Long-Term Equity Incentive Awards Estimated Future Payouts (# of restricted shares)
	Threshold	Target	Maximum
David H. Hoster	4,221	8,441	12,662
N. Keith McKey	2,110	4,221	6,331
John F. Coleman	1,407	2,814	4,221
William D. Petsas	1,407	2,814	4,221
Brent W. Wood	1,407	2,814	4,221

The actual amount of the annual long-term equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee's discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2007

EASTGROUP PROPERTIES, INC.

By: /s/ C. Bruce Corkern
C. Bruce Corkern
Senior Vice President, Chief
Accounting Officer and Controller